Exhibit 10.5

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”) is made and entered into as of this 6th day of June, 2007 by and between IDI Global, Inc., a Nevada corporation (“Seller”), and Solution X International, Inc., a Nevada corporation (“Buyer”).   Seller and Buyer are sometimes hereinafter referred to collectively as the “Parties” and individually as a “Party.”

RECITALS

A.

Seller owns all of the issued and outstanding shares of common stock (the “Shares”) in Internet Development, Inc., a Nevada corporation (the “Company”).

B.

Seller has filed a petition seeking relief under Chapter 11 of the Bankruptcy Code, 11 U.S.C. § 101 et. seq, in the United States Bankruptcy Court for the District of Utah ("Bankruptcy Court"), designated as In re IDI Global, Inc., Bankr. Case No. 06-21261 ("Bankruptcy Case").  The Shares are property of the estate in the Bankruptcy Case.

C.

The Company has filed an adversary proceeding against the Seller and other related entities in the Bankruptcy Case, designated as Internet Development, Inc. v. IDI Global, Inc. et al., Adv. Pro. No. 07-02069 (“Internet Development Lawsuit”)

D.

Subject to the terms and conditions of this Agreement, Seller desires to sell, and Buyer desires to purchase, all of the Shares.

E.

The Parties hereby acknowledge and agree that the transaction contemplated hereunder constitutes a sale of assets by the Seller, a debtor in possession, pursuant to 11 U.S.C.

§ 363(b), (f) and (m), and that the sale is subject to approval by the Bankruptcy Court and to higher and better offers, as discussed in further detail in Section 6 below.

F.

It is expressly acknowledged that this Agreement is not subject to or conditioned on the purchase by Buyer of any of the issued and outstanding shares of common stock of Seller or in any interest in Seller.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and consideration recited herein, and other good and valuable consideration set forth below, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.

Stock Purchase.  In consideration of, and subject to, the terms and conditions contained in this Agreement, Seller hereby agrees to sell to Buyer and Buyer hereby agrees to purchase from Seller at the Closing, as defined in Section 9, all of the Seller’s right, title and interest in and to the Shares.

2.

Stock Purchase Consideration.  The consideration for the sale of the Shares shall be as follows:

(a)

Cash Payment.  Forty Thousand Dollars ($40,000) (the “Purchase Price”) payable from Buyer to Seller in immediately available funds, with Four Thousand Dollars ($4,000) of the Purchase Price (the “Deposit”) paid immediately by Buyer to Seller upon execution of this Agreement, which Deposit shall be held in a trust account by Seller until Closing, with the balance of the Purchase Price due to Seller at the Closing;

(b)

Dismissal of Internet Development Lawsuit.  Buyer, as successor sole shareholder of the Company upon the consummation of the purchase of the Shares, hereby agrees to cause its legal representative to execute at the Closing a Notice of Dismissal substantially in the form attached hereto as Exhibit A, and cause the Notice of Dismissal to be filed in the Bankruptcy Court no later than 5 business days after Closing; and

(c)

Release of Company’s Claims Against Seller and Affiliates.  Buyer, as successor sole shareholder of the Company upon the consummation of the purchase of the Shares, hereby agrees to cause the Company to fully and forever release and discharge Seller and its affiliated companies, together with all their owners, shareholders, officers, directors, agents, employees, assigns, parent corporations, sister corporations and subsidiaries, from any and all claims, demands, actions, causes of action, judgments and liabilities of any kind or nature whatsoever in law, equity or otherwise, whether known or unknown, suspected or unsuspected, which have existed or may have existed or which do exist, including without limitation all claims raised in or related to the Internet Development Lawsuit and any monies paid to the Seller by Mentoring of America, LLC and/or HG Marketing, Inc.

3.

No Warranty.  The sale of the Stock is “as is,” without warranty or representation of any kind.

4.

Statements of Seller.  Seller hereby makes the closing condition statements to Buyer as follows:

(a)

Organization and Good Standing.  Seller is duly organized and validity existing under the laws of its state of formation.

(b)

Authorization.  Subject to the entry in the Bankruptcy Case of an Order by the Bankruptcy Court approving this Agreement, all corporate action on the part of the Seller and its officers and directors necessary for authorization, execution and delivery of, and the performance of all obligations of Seller under this Agreement has been taken or will be taken prior to the Closing.  Subject to the entry in the Bankruptcy Case of an Order of the Bankruptcy Court approving this Agreement, this Agreement constitutes Seller’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by the effect of rules of law governing the availability of equitable remedies.

5.

Statements of Buyer.  Buyer hereby makes the closing condition statements to Seller as follows:

(a)

Organization and Good Standing.  Buyer has been duly incorporated and organized and is validly existing in good standing under the laws of its state of formation.

(b)

Authorization.  All corporate action on the part of Buyer and its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance of all obligations of Buyer under, this Agreement has been taken or will be taken prior to the Closing, and this Agreement constitutes Buyer’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. The Buyer represents that it has full power and authority to enter into this Agreement and that all requisite corporate action has been taken to approve this transaction.

(c)

Investment Representation.  Buyer is purchasing the Shares for its own account with the present intention of holding such securities for investment purposes and not with a view to or for sale in connection with any public distribution of such securities in violation of any federal or state securities laws.  Buyer is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.  Buyer acknowledges that it is informed as to the risks of the transactions contemplated hereby and of ownership of the Shares and acknowledges that the Shares have not been registered under the Securities Act or any state or foreign securities laws and that the Shares may not be sold, transferred, offered for sale, pledged hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and is registered under any applicable state or foreign securities laws or pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities laws.

(d)

Restricted Securities.  Buyer understands that the Shares being acquired by Buyer are characterized as “restricted securities” under the federal securities laws inasmuch as such Shares are being acquired in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act unless an exemption from registration thereunder is available.  Buyer represents that it is familiar with Rule 144 promulgated under the Securities Act as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

6.

Higher and Better Bid.

(a)

It is expressly contemplated by the Parties that Seller shall solicit additional Bids for the sale of the Shares after the execution of this Agreement.

(b)

This Agreement, and the Parties’ mutual obligations hereunder, are expressly contingent on and subject to Seller not accepting a “Qualified Bid” that is a “Higher and Better Bid” for the Shares at an “Auction,” as those terms are described in the “Motion for an Order Approving the Sale of Assets Free and Clear of Liens and Interests Pursuant to Section 363 of the Bankruptcy Code” (the “Approval Motion”) filed in the Bankruptcy Case.

(c)

No later than 5 business days after the Parties’ execution of this Agreement, Seller shall file the Approval Motion together with this Agreement, in the Bankruptcy Court, and Seller shall take all actions, and use commercially reasonable efforts to obtain any and all other approvals and orders necessary or appropriate for consummation of the sale of the Shares consistent with the terms of the Approval Motion and herein.  In so doing, however, Seller makes no representation that it will be successful in obtaining an Order from the Bankruptcy Court approving this Agreement.

(d)

If Buyer’s bid for the Shares set forth in this Agreement is displaced by a Higher and Better Bid made by an entity that is not the Buyer at an Auction as provided for in the Approval Motion: (i) the Deposit paid by Buyer under Section 2 above will be returned to Buyer, without interest; (ii) the Buyer shall not be entitled to a “break-up” fee, or any other type of fee or payment of any nature; and (iii) this Agreement shall immediately terminate.

7.

Conditions to Buyer’s Obligations at Closing.  The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the date of Closing, of the following conditions (any or all of which may be waived by the Seller in whole or in part to the extent permitted by applicable law):

(a)

Performance.  Seller shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(b)

Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer and to Buyer’s legal counsel, and Buyer shall have received all such counterpart originals and certified or other copies of such documents as Buyer may reasonably request. Such documents shall include (but not be limited to) the following:

(i)

Governing Documents.  A copy of the Articles of Incorporation of the Company (as amended through the Closing), and the bylaws or other governing documents of the Company.

(ii)

Corporate Actions. A copy of the resolutions of the Board of Directors and, if required, the stockholders of the Company evidencing the approval of this Agreement and the other matters contemplated hereby.

(c)

Delivery of Shares.  Seller shall deliver to Buyer a duly-executed stock power, attached hereto as Exhibit B, conveying title to the Shares to Buyer along with stock certificates representing the Shares, if any.

(d)

Forgiveness of Indebtedness.  Kevin Griffith (“Griffith”) shall deliver to Buyer a duly-executed agreement, in a form of the document attached hereto as Exhibit C, forgiving any and all indebtedness owed to him by the Company.

8.

Conditions to Seller’s Obligations at Closing.  The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the date of Closing, of the following conditions (any or all of which may be waived by the Buyer in whole or in part to the extent permitted by applicable law):

(a)

Bankruptcy Court Approval.  The Bankruptcy Court in the Bankruptcy Case shall have entered an Order approving this Agreement, and such Order is not stayed pending any appeal of such Order.

(b)

Performance.  Buyer shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c)

Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Seller and to Seller’s legal counsel, and the Seller shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

(d)

Payment of Purchase Price.  Buyer shall have delivered to the Seller the Purchase Price as set forth in Section 2(a).

(e)

Execution of Notice of Dismissal.  Buyer shall cause its legal representative to execute at the Closing the Notice of Dismissal in a form substantially similar to the Notice of Dismissal attached hereto as Exhibit A.

9.

Closing.  Unless a Higher and Better Bid is accepted by Seller at an Auction, as described in Section 6 above, or otherwise agreed upon between the Parties, the Closing shall take place and be effective as of the close of business on the eleventh (11) day after the entry of the order by the Bankruptcy Court in the Bankruptcy Case approving this Agreement (the “Closing”).  The following events shall occur at the Closing in order to close this transaction.

(a)

Seller shall deliver to Buyer the Shares representing one hundred percent (100%) of all issued and outstanding shares of common stock of the Company in the condition required by this Agreement, duly endorsed for transfer.  The Company shall issue a new stock certificate to Buyer representing the transfer of the Shares, dated as of the next business day following the Closing.

(b)

Buyer shall deliver to Seller the Purchase Price as set forth in Section 2.

(c)

All conditions to Closing specified in Sections 7 and 8 above shall have been satisfied or waived by the Party entitled to performance.

10.

Releases.

(a)

Free and Clear Sale.  The sale of the Shares to Buyer is a sale of assets pursuant to 11 U.S.C. § 363(b) and (f) and, therefore, the sale of the Shares is free and clear of any claims or interest in such property of an entity other than the estate of the Seller in the Bankruptcy Case.

(b)

Seller Release.  Seller hereby agrees to fully and forever release and discharge the Buyer, as the successor sole shareholder of the Company, and its affiliated companies, together with all their owners, shareholders, officers, directors, agents, employees, assigns, parent corporations, sister corporations and subsidiaries, from any and all claims, demands, actions, causes of action, judgments and liabilities of any kind or nature whatsoever in law, equity or otherwise, whether known or unknown, suspected or unsuspected, which have existed or may have existed or which do exist against the Company.  Notwithstanding the foregoing, this release expressly does not include (i) any claims, demands, actions, causes of action, judgments and liabilities that the Seller or the Official Unsecured Creditors’ Committee appointed in the Bankruptcy Case may assert against Griffith related to claims that Griffith has asserted against Seller or any of Seller’s affiliates in the Bankruptcy Case, or otherwise; and (ii) any action by the Seller, or any successor or assignee of the Seller, to enforce the terms of this Agreement.

(c)

Release of Company’s Claims Against Seller and Affiliates.  Buyer, as successor sole shareholder of the Company, hereby agrees to cause the Company to fully and forever release and discharge the Seller and its affiliated companies, together with all their owners, shareholders, officers, directors, agents, employees, assigns, parent corporations, sister corporations and subsidiaries, from any and all claims, demands, actions, causes of action, judgments and liabilities of any kind or nature whatsoever in law, equity or otherwise, whether known or unknown, suspected or unsuspected, which have existed or may have existed or which do exist that could be asserted by the Company and/or Buyer, including all claims raised in or related to the Internet Development Lawsuit and any monies that have been paid or are paid to the Seller by Mentoring of America, LLC and/or HG Marketing, Inc.  Notwithstanding the foregoing, this release does not include any action by the Buyer, or any successor or assignee of the Buyer, to enforce the terms of this Agreement.

11.

Termination.

This Agreement may be terminated at any time at or prior to the Closing by:

(a)

Buyer, if any condition precedent to Buyer's obligations hereunder, including without limitation those conditions set forth in Section 7 hereof, have not been satisfied by the Closing;

(b)

Seller, if any condition precedent to the obligations of Seller hereunder, including without limitation those conditions set forth in Section 8 hereof, have not been satisfied by the Closing;

(c)

the mutual consent of Buyer and Seller; or

(d)

unless otherwise agreed by the Parties, the failure of the Closing to occur within ten (10) days after the entry of an Order by the Bankruptcy Court approving this Agreement.

12.

Effect of Termination.

(a)

Unless otherwise agreed by the Parties, in the event that Buyer breaches any material statement or covenant required of Buyer hereunder and such breach prevents Seller from concluding the Closing and in fact Seller does not conclude the Closing; or if Buyer is required to conclude the Closing pursuant to the terms hereof and fails to conclude the Closing for any reason other than material failure of a condition precedent as set forth in Section 7 above, then this Agreement shall terminate, Seller shall retain the Deposit, and seek appropriate damages, attorney’s fees and costs.

(b)

Unless otherwise agreed by the Parties, in the event that Seller breaches any material statement or covenant required of Seller hereunder and such breach prevents Buyer from concluding the Closing and in fact Buyer does not conclude the Closing; or if Seller is required to conclude the Closing pursuant to the terms hereof and fails to conclude the Closing for any reason other than material failure of a condition precedent as set forth in Section 8 above, then this Agreement shall terminate, Seller shall return the Deposit, and Buyer may seek any appropriate damages, attorney’s fees and costs.

13.

Indemnification.  Each Party agrees to indemnify, defend, and hold harmless the other Party from and against any and all loss, liability, or damage, of any nature, arising out of or due to a breach of any representation, warranty, or undertaking of such Party contained in this Agreement or in any related document.

14.

General Provisions.

(a)

Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

(b)

Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Utah, without reference to principles of conflict of laws or choice of laws.  The Bankruptcy Court shall be the exclusive forum for the enforcement of the terms of this Agreement.

(c)

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

(d)

Headings.  The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

(e)

Notices.  Unless otherwise provided herein, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon (i) personal delivery to the party to be notified, (ii) three (3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party below, or (iii) one (1) business day after delivery to a recognized overnight courier service with next or second day, receipted delivery, prepaid and addressed as follows:

To Seller:

IDI Global, Inc.

c/o Budget Corporation, Registered Agent

2050 Russett Way

Carson City, NV 89703

with a copy to:

Peggy Hunt

Ray, Quinney & Nebeker P.C.

36 South State Street, Suite 1400

Salt Lake City, Utah  84111

To Buyer:

Kenneth Forrest

Solution X International, Inc.

3214 North University Avenue #307

Provo, UT 84604

or at such other address as the Buyer or Seller may designate by giving ten (10) days advance written notice to all other Parties.

(f)

No Finder's Fees.  Each Party represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission, or any other fee, in connection with this transaction.

(g)

Costs, Expenses.  Each Party to this Agreement shall bear its own fees and expenses (including, without limitation, the fees and expenses of its legal counsel) in connection with the preparation, execution and delivery of this Agreement and the sale of the Sellers’ Shares to Buyer.

(h)

Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Seller and Buyer or of the party for whose benefit the term exists, as the case may be.  Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Shares purchased pursuant hereto at the time outstanding and each future holder of such securities.

(i)

Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be enforced to the greatest extent allowed by law, or if the provisions cannot be revised to be enforceable then it shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

(j)

Entire Agreement.  This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

(k)

Further Assurances.  From and after the date of this Agreement, upon the request of Buyer or Seller, Seller and Buyer shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

(l)

Binding Effect; No Third Party Beneficiaries; Successors and Assigns.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective legal representatives, successors and assigns.  Except as expressly set forth herein, nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the Parties to this Agreement, or their respective legal representatives, successors and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  A reference to Seller, is also a reference to any successor or assign of Seller under any plan of reorganization or pursuant to an order of the Bankruptcy Court in the Bankruptcy Case.  Buyer may assign its rights under this Agreement to any of its subsidiaries or affiliates, and may assign the Shares to any of its subsidiaries or affiliates.

(m)

Exhibits.  All Exhibits referenced in this Agreement are incorporated by reference into this Agreement where referenced.

(n)

Attorney’s Fees.  In the event of any action at law or equity to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees and court costs in addition to any other relief to which such party may be entitled.

(o)

Relationship of Parties.  The relationship between the parties is an arms-length, non-affiliated relationship.  As part of the Approval Motion, Seller will seek the protections afforded to good faith purchasers under 11 U.S.C. § 363(m).

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

SELLER:

IDI GLOBAL, INC.

/s/ Kevin Griffith

By:

Kevin Griffith

Its:  CEO

BUYER:

SOLUTION X INTERNATIONAL, INC.

/s/ Kenneth Forrest

By:

Kenneth Forrest

Its:  President

EXHIBIT A

UNITED STATES BANKRUPTCY COURT DISTRICT OF UTAH, CENTRAL DIVISION
In re: IDI GLOBAL, INC., et al., Debtor.	Jointly Administered Under Case No. 06-21261 GEC (Chapter 11)
(CHIEF FINANCIAL, INC., (IDI SMALL BUSINESS, INC., (PROFESSIONAL CONSULTING SERVICES, INC.), Debtors.	06-21270 06-21266 06-21268
INTERNET DEVELOPMENT, INC. Plaintiff, v. IDI GLOBAL, INC.; CHIEF FINANCIAL, INC.; IDI SMALL BUSINESS, INC.; and PROFESSIONAL CONSULTING SERVICES, INC., Defendants.	Adversary Proceeding No. 07-02069

NOTICE OF DISMISSAL

__________________________, as successor in interest to the Plaintiff, Internet Development, Inc., hereby files this Notice of Dismissal, dismissing the above-captioned adversary proceeding with prejudice pursuant to Federal Rule of Civil Procedure 41(a)(1), made applicable herein by Federal Rule of Bankruptcy Procedure 7041.

Dated this ______ day of _______________, 2007.

EXHIBIT B

STOCK POWER

FOR VALUE RECEIVED, IDI Global, Inc., a Nevada corporation, does hereby sell, assign and transfer unto _________________, a ______________, all of its Shares of the common stock of Internet Development, Inc., a Nevada corporation, standing in its name on the books of said corporation and does hereby irrevocably constitute and appoint _______________ attorney to transfer said stock on the books of said corporation with full power of substitution in the premises.

DATED effective as of the _____ day of ___________________, 2007.

IDI GLOBAL, INC.

By:

___________________

Its:

___________________

EXHIBIT C

FORGIVENESS OF INDEBTEDNESS

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned, Kevin Griffith, for good and valuable consideration, the receipt of which is hereby acknowledged, does hereby forgive in its entirety any outstanding indebtedness owed to the undersigned by Internet Development, Inc., a Nevada corporation.

IN WITNESS WHEREOF, the undersigned has executed this Forgiveness of Indebtedness effective as of the ___ day of __________, 2007.

______________________________

Kevin Griffith